UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 15, 2014
Date of Report (Date of earliest event reported)

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)
(816) 237-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2014, Steve Haslam, Senior Vice President and Chief Operating Officer of Novation Companies, Inc. (the “Company”) announced that, in lieu of accepting a new role with the Company and relocating, he was retiring from the Company effective October 1, 2014. Pursuant to the terms of his Employment Agreement dated March 8, 2012, (the “Agreement”), Mr. Haslam elected to terminate his employment for “Good Reason” in connection with the new position and relocation offered to him. Lance Anderson, the Company’s Chief Executive Officer, will assume Mr. Haslam’s duties as Chief Operating Officer for the current time.

Pursuant to the Agreement, in addition to accrued but unpaid salary and other benefits, Mr. Haslam will be paid $400,000 severance from October 1, 2014 through October 1, 2015. The Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated March 9, 2012, and is incorporated herein by reference. In connection with Mr. Haslam’s retirement, the Company has not entered into, adopted, or otherwise commenced or amended any compensatory plan, contract or arrangement with him.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: September 15, 2014	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Financial Officer